Exhibit 99.1

                                                    For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Third Quarter and Year-To-Date 2009,
Updates 2009 Earnings Guidance

Cayce, SC, October 27, 2009...SCANA Corporation (NYSE: SCG) today announced financial results for the three and nine months ended September 30, 2009 and updated guidance for 2009 earnings to $2.80 to $2.95 per share, the upper end of its previous 2009 earnings guidance range of $2.65 to $2.95 per share.

For the three months ended September 30, 2009, SCANA’s reported earnings were $103 million or 84 cents per share, compared to $94 million, or 80 cents per share for the same period in 2008.

“The improvement in third quarter results was primarily a result of resolution of a state tax issue, which will result in a refund of approximately $15 million in state income taxes plus interest,” said Jimmy Addison, senior vice president and chief financial officer. “The impact of this favorable decision more than offset several negative factors, including lower electric and natural gas margins, higher operations and maintenance expenses and dilution during the quarter.”

For the nine months ended September 30, 2009, SCANA’s reported earnings were $272 million, or $2.23 per share, compared to $260 million, or $2.22 per share, for the same period in 2008.

“The year-to-date 1 cent per share increase in earnings was driven primarily by lower operating and maintenance expenses and the result of resolution of a state tax issue,” said Addison. “Based upon our results to date and expectations for the fourth quarter, we now expect 2009 earnings to be in the upper half our previously stated guidance range.”

THIRD QUARTER RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2009 at South Carolina Electric & Gas Company (SCE&G) were $109 million, or 89 cents per share, compared to $100 million, or 85 cents per share, in the same quarter of 2008.  The increase was due to the resolution of the state tax issue related to a State of South Carolina Economic Impact Zone (EIZ) Tax Credit, which more than offset lower electric margins and dilution. At September 30, 2009, SCE&G was serving approximately 654,000 electric customers and approximately 306,000 natural gas customers, up 0.8 and 1.2 percent, respectively over 2008.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $4 million, or 4 cents per share, in the third quarter of 2009, unchanged compared to the third quarter of 2008. At September 30, 2009, PSNC Energy was serving approximately 460,000 customers, an increase of 1.2 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings in the third quarter of 2009 of $3 million, or 3 cents per share, compared to $2 million, or 2 cents per share, in the same quarter of 2008. The increase is attributable to slightly higher transportation revenues and lower operations and maintenance expenses.

SCANA Energy – Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a loss of $3 million, or 2 cents per share, compared to break-even results for the third quarter of 2008. The decrease is primarily related to reduced margins as a result of more customers opting for fixed-rate plans, which more than offset lower bad debt and operations and maintenance expenses.  At September 30, 2009, SCANA Energy was serving more than 440,000 customers, maintaining the company’s position as the second largest natural gas marketer in Georgia with an approximate 30 percent market share.

Corporate and Other

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the third quarter of 2009 of $2 million, or 2 cents per share, compared to a loss of $4 million, or 3 cents per share in the same quarter last year.  The 1 cent per share improvement was driven primarily by lower net interest expense related to the redemption of long-term debt in late 2008.

UPDATE ON ANNUAL BLRA RATE PROCEEDING

On September 30th the South Carolina Public Service Commission approved SCE&G’s annual Revised Rate Adjustment request for $22.5 million, or 1.1 percent, for the annual recovery of financing costs related to its new nuclear construction. This rate adjustment was based upon the incremental project CWIP incurred from July 1, 2008 through June 30, 2009 and the updated capital structure with the ROE set at 11 percent.  These new rates will be effective for bills rendered on or after October 30th of this year.

EARNINGS OUTLOOK

The Company updated its guidance for 2009 earnings to $2.80 to $2.95 per share. These estimates assume normal weather in the Company’s electric and natural gas service areas for the remainder of 2009 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 11:00 a.m. Eastern Daylight Time on Tuesday, October 27, 2009. The call-in numbers for the conference call are 1-800-299-7098 (US/Canada) and 1-617-801-9715 (International). The passcode is 51318138. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 10, 2009. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 66355901.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through November 10, 2009.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 654,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
Operating Revenues:	2009	2008	2009	2008
Electric	$615	$671	$1,633	$1,735
Gas-Regulated	117	179	675	871
Gas-Nonregulated	189	416	835	1,412
Total Operating Revenues	921	1,266	3,143	4,018

Operating Expenses:
Fuel Used in Electric Generation	220	267	595	672
Purchased Power	3	8	11	28
Gas Purchased for Resale	233	519	1,146	1,912
Other Operation and Maintenance	163	160	485	504
Depreciation and Amortization	83	83	248	242
Other Taxes	44	40	135	127
Total Operating Expenses	746	1,077	2,620	3,485

Operating Income	175	189	523	533

Other Income (Expense):
Other Income	27	17	51	53
Other Expenses	(10)	(12)	(30)	(31)
Interest Charges, Net	(59)	(56)	(172)	(163)
Allowance for Equity Funds Used During Construction	9	4	23	8
Total Other Expense	(33)	(47)	(128)	(133)

Income Before Income Tax Expense and Earnings from Equity Method Investments	142	142	395	400
Income Tax Expense	40	50	122	141

Income Before Earnings from Equity Method Investments	102	92	273	259
Earnings from Equity Method Investments	2	4	4	7

Net Income	104	96	277	266

Less Preferred Dividends of Subsidiary	1	2	5	6

Income Available to Common Shareholders of SCANA Corporation	$103	$94	$272	$260

Basic and Diluted Earnings Per Share of Common Stock	$.84	$.80	$2.23	$2.22
Weighted Average Shares Outstanding (Millions)	122.5	117.1	121.8	116.8
Dividends Declared Per Share of Common Stock	$.47	$.46	$1.41	$1.38

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	September 30,	December 31,
	2009	2008
ASSETS:
Utility Plant, Net	$8,822	$8,305
Nonutility Property and Investments, Net	414	316
Total Current Assets	1,259	1,836
Total Regulatory Assets and Deferred Debits	1,153	1,045
Total	$11,648	$11,502

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,345	$3,045
Preferred Stock	113	113
Long-Term Debt, Net	4,166	4,361
Total Capitalization	7,624	7,519
Current Liabilities:
Short-Term Borrowings	311	80
Current Portion of Long-Term Debt	30	144
Other	722	931
Total Current Liabilities	1,063	1,155
Total Regulatory Liabilities and Deferred Credits	2,961	2,828
Total	$11,648	$11,502

Earnings (Loss) per Share by Company (Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
SC Electric & Gas	$.89	$.85	$1.89	$1.88
PSNC Energy	(.04)	(.04)	.22	.19
Carolina Gas Transmission	.03	.02	.06	.06
SCANA Energy-Georgia	(.02)	.00	.13	.18
Corporate and Other	(.02)	(.03)	(.07)	(.09)
Basic and Diluted Earnings per Share	$.84	$.80	$2.23	$2.22

Variances in Earnings per Share: (Unaudited)
	Quarter Ended September 30,	Nine Months Ended September 30,
2008 Basic and Diluted Earnings per Share	$.80	$2.22

Variances:
Electric Margin	(.02)	(.04)
Natural Gas Margin	(.02)	(.04)
Operation & Maintenance Expense	(.02)	.10
Interest Expense (Net of AFUDC)	(.01)	(.04)
Property Taxes	(.02)	(.04)
Dilution	(.03)	(.09)
EIZ State Income Tax Benefit (including Interest)	.11	.11
Equity AFUDC and Other, Net	.05	.05
Variances in Earnings per Share	.04	.01

2009 Basic and Diluted Earnings per Share	$.84	$2.23

Consolidated Operating Statistics
	Quarter Ended September 30,			Nine Months Ended September 30,
Electric Operations:	2009	2008	% Change	2009	2008	% Change
Sales (Million KWH):
Residential	2,350	2,350	0.0	6,153	6,035	2.0
Commercial	2,112	2,144	(1.5)	5,676	5,756	(1.4)
Industrial	1,447	1,625	(11.0)	4,014	4,765	(15.8)
Other	158	163	(3.1)	429	435	(1.4)
Total Retail Sales	6,067	6,282	(3.4)	16,272	16,991	(4.2)
Wholesale	586	702	(16.5)	1,587	1,814	(12.5)
Total Sales	6,653	6,984	(4.7)	17,859	18,805	(5.0)

Customers (Period-End, Thousands)				654	649	0.8

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	4,293	4,276	0.4	44,215	43,672	1.2
Commercial	5,622	5,576	0.8	27,244	27,037	0.8
Industrial	41,318	41,702	(0.9)	119,539	120,568	(0.9)
Total Retail Sales	51,233	51,554	(0.6)	190,998	191,277	(0.1)
Sales for Resale	1,808	1,464	23.5	7,443	6,339	17.4
Transportation Volumes	31,779	31,514	0.8	99,688	104,310	(4.4)
Total Sales	84,820	84,532	0.3	298,129	301,926	(1.3)

Customers (Period-End, Thousands)				1,208	1,203	0.4

Security Credit Ratings (as of 09/30/09):
	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A-	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2